Exhibit 99.3

DOCKET NO.

JOINT REPORT AND APPLICATION
OF SHARYLAND UTILITIES, L.P.,
SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.,
AND ONCOR ELECTRIC DELIVERY
COMPANY LLC FOR TRANSFER OF
FACILITIES, TRANSFER OF RIGHTS
UNDER AND AMENDMENT OF
CERTIFICATES OF CONVENIENCE
AND NECESSITY, AND FOR OTHER
REGULATORY APPROVALS	§ § § § § § § § § § §	BEFORE THE PUBLIC UTILITY COMMISSION OF TEXAS

STIPULATION AND SETTLEMENT AGREEMENT

As of July 21, 2017, this Stipulation and Settlement Agreement (“Stipulation”) is made and entered into by and among Sharyland Utilities, L.P. (“Sharyland”), Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), and Oncor Electric Delivery Company LLC (“Oncor”) (collectively “Joint Applicants”); Staff (“Staff”) of the Public Utility Commission of Texas (“Commission”); Office of Public Utility Counsel (“OPUC”); St. Lawrence Cotton Growers’ Association (“St. Lawrence”); Cities of Midland, Colorado City, McAllen, and Farmersville; City of Mission; TXU Energy Retail Company LLC (“TXU Energy”); Reliant Energy Retail Services, Green Mountain Energy Company, and US Retailers, LLC (collectively “NRG Retail Companies”); Texas Cotton Ginners’ Association (“TCGA”); Alliance for Retail Markets (“ARM”); Texas Energy Association for Marketers (“TEAM”); the Steering Committee of Cities Served by Oncor; and Alliance of Oncor Cities (collectively “the Signatories”).1

The Signatories agree that a negotiated resolution of this proceeding on the basis set forth in this Stipulation is in the public interest, is a reasonable disposition of all issues in this docket, and will conserve the parties’ and the public’s resources. The Signatories request approval of this Stipulation and entry of the Proposed Order, attached hereto as Exhibit A.

[1]	The following parties are not Signatories to this Stipulation but have authorized counsel for Sharyland or Oncor to indicate that such parties do not oppose this Stipulation and do not oppose the Commission entering a final order consistent with this Stipulation: Texas Industrial Energy Consumers (“TIEC”); Targa Pipeline Mid-Continent WestTex, LLC; and Golden Spread Electric Cooperative.

I. Background

This Stipulation is being filed concurrent with the Joint Report and Application (“Joint Application”) submitted to the Commission by the Joint Applicants pursuant to Sections 14.101, 37.154, 39.262(l)-(m), and 39.915 of the Public Utility Regulatory Act (“PURA”).2 The Joint Application requests the Commission’s approval of a transaction in which the Joint Applicants will exchange certain assets with each other, resulting in all of Sharyland’s existing retail electric delivery customers becoming Oncor’s retail electric delivery customers and Sharyland serving only as a transmission service provider (“TSP”) (the “Proposed Transaction”). Specifically, the Proposed Transaction contemplates that Sharyland and SDTS will transfer to Oncor all property and other assets used in Sharyland’s retail electric distribution business (other than certain excluded assets that Oncor declines to acquire), and all obligations and liabilities to the extent they arise from or relate to the use or operation of such assets (other than certain excluded liabilities) in the Stanton and McAllen divisions. Sharyland will retain the existing transmission and substation assets (including the distribution portion of those substations) in those two divisions. In addition, for the Brady and Celeste divisions, Sharyland and SDTS will transfer to Oncor all property and other assets used in Sharyland’s electric transmission and distribution business (other than certain excluded assets) and all obligations and liabilities to the extent they arise from or relate to the use or operation of those assets (other than certain excluded liabilities).

The Proposed Transaction contemplates that Oncor will transfer to SDTS the following transmission assets, which qualify for inclusion in transmission rate base: (a) approximately the western-most 60 miles of the 345 kV transmission line from Clear Crossing to Willow Creek; (b) approximately the western-most 12 miles of the 345 kV transmission line from Bowman to Riley; (c) approximately the western-most 13 miles of the 345 kV transmission line from Riley to Krum West; (d) the 345 kV transmission line from Bluff Creek to Brown; (e) approximately the western-most 85 miles of the 345 kV transmission line from Brown to Newton.

Further, the Proposed Transaction contemplates that Sharyland will transfer to Oncor the rights under Sharyland’s certificates of convenience and necessity (“CCNs”) to provide retail electric delivery service in the geographic area currently certificated to Sharyland, and Sharyland’s CCNs will be amended to permit Sharyland to operate and maintain the transmission assets transferred from Oncor.

[2]	Public Utility Regulatory Act, Tex. Util. Code Ann. §§ 11.001–66.016 (West 2007 & Supp. 2016) (“PURA”).

The Proposed Transaction has been structured so that Oncor and Sharyland/SDTS receive assets and other consideration of equal value. Finally, as will be described in the Joint Application, the Proposed Transaction also includes several regulatory conditions and/or commitments of Joint Applicants.

II. Terms of Stipulation

By this Stipulation, the Signatories resolve all issues among them related to this proceeding and hereby stipulate and agree as follows and request that the Commission enter the Proposed Order attached hereto as Exhibit A that reflects the following:

A.	Approval of the Proposed Transaction as in the public interest pursuant to PURA §§ 14.101, 39.262(l)-(m), and 39.915.

B.	Approval pursuant to PURA § 37.154 of the transfer to Oncor of all of Sharyland’s rights under its CCNs to provide retail electric delivery service (transmission and distribution voltage) in the geographic area currently certificated to Sharyland, including the right to construct facilities necessary to interconnect retail customers, including new load-serving substations (on terms to be more definitively set forth in the interconnection agreement between Joint Applicants).

C.	Approval of an amendment to Sharyland’s CCNs to permit Sharyland to operate and maintain the transmission assets transferred from Oncor.

D.	Approval of a revision to Sharyland’s wholesale transmission service (“WTS”) rate in this proceeding to reflect the addition to rate base of the transmission assets transferred from Oncor. This revision will not count against Sharyland’s annual allowable interim transmission cost of service updates under 16 Tex. Admin. Code (“TAC”) § 25.192(h)(1). Upon closing of the Proposed Transaction, Sharyland will begin charging wholesale customers under a revised WTS tariff to reflect the aforementioned rate base additions. Prior to the closing of the Proposed Transaction, Sharyland will file a revised WTS tariff as a compliance filing.

E.	Approval of Sharyland’s recovery of certain actual transition costs associated with the Proposed Transaction in an amount not to exceed $17 million. The transition costs will be recovered through a rider to Sharyland’s WTS tariff. The rider will take effect on January 1, 2018, and shall remain in effect for a period of two (2) years.

F.	Approval of the adjustments to the respective rate bases of Joint Applicants to reflect the impacts of the Proposed Transaction, including for impacts of the Proposed Transaction related to accumulated deferred federal income taxes (“ADFIT”), as described below in Paragraph G.

G.	Approval that, upon closing of the Proposed Transaction, each of Oncor and SDTS shall remove or eliminate the ADFIT attributable to the assets each is dispensing of and book a deferred tax liability (resulting in an effective reduction of their rate bases) under Accounting Standards Codification 740 (FAS 109) (or similar Generally Accepted Accounting Principles (“GAAP”)) to account for the difference in initial GAAP and the federal tax bases of SDTS’s and Oncor’s newly acquired assets, respectively. Oncor and SDTS shall use commercially reasonable efforts to procure private letter ruling(s) from the Internal Revenue Service confirming that this treatment of ADFIT is consistent with, and does not violate, the normalization accounting rules of Section 168(i)(9) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 1.167(l)-1(h) (the “Private Letter Ruling”). If a favorable Private Letter Ruling is not obtained, the latter above-described deferred tax liability adjustments for the newly-acquired assets shall be reversed, Joint Applicants will be authorized to capture the difference and record on their respective books a recoverable regulatory asset in the dollar amount that has been under-recovered as a result of the treatment of ADFIT. For Sharyland, the recoverable regulatory asset will be recorded for the period beginning on the date Sharyland’s WTS rates approved in accordance with Subsection D of this section became effective and end on the date that new rates are adopted for Sharyland reflecting the reversal of such deferred tax liability. For Oncor, the recoverable regulatory asset will be recorded for the period beginning on the date that Oncor’s existing rates became effective and ending on the date that new rates are adopted for Oncor reflecting the reversal of such deferred tax liability. Oncor’s rates and Sharyland’s rates will be adjusted accordingly in future rate proceedings.

H.	A finding or findings that all capital investment in the assets transferred between the Joint Applicants was prudently incurred and should be included in rate base.

I.	Approval of Oncor’s recovery of the interim rate regulatory asset related to Sharyland’s residential interim rates approved in Docket No. 45414.

J.	Approval for Oncor to incorporate Sharyland’s Energy Efficiency Cost Recovery Factor (“EECRF”) and Transmission Cost Recovery Factor (“TCRF”) regulatory assets or liabilities into Oncor’s EECRF and TCRF, respectively.

K.	A finding or findings that relieve Sharyland from all reporting obligations related to the operation of the assets transferred from SDTS with respect to reports that are due on or after the Proposed Transaction closes, including, but not limited to, annual System Average Interruption Duration Index (“SAIDI”) and System Average Interruption Frequency Index (“SAIFI”) reports.

L.	A finding or findings that reflect the following regarding Oncor’s reporting and tabulating the legacy Sharyland/SDTS distribution system SAIDI and SAIFI: While Oncor is committed to improving service in the legacy Sharyland service area, it will take a period of time for Oncor to evaluate, determine the needs of the system, and execute upon reliability improvement measures. Therefore, for the first ten full years after closing of the transaction contemplated in this docket, all Commission reliability and continuity of service reporting under 16 TAC §§ 25.52 and 25.81 will be reported separately for the current Oncor service territory and the legacy Sharyland service territory. For this ten-year period, Oncor will not be subject to enforcement action or penalty for the performance of the legacy Sharyland service territory. During this ten-year separate reporting period, Oncor and the Commission will together develop an appropriate process for integrated reporting for the two distribution systems going forward after the separate reporting period.

M.	Approval of advanced metering system (“AMS”) deployment by Oncor in Sharyland’s current service territories, and an order that Oncor submit a compliance filing outlining a schedule for AMS deployment, by geographic division, within a reasonable time following approval of this Stipulation. Oncor expects to complete AMS deployment (including meter provisioning and Lode Star Enhanced file submittals) in the Sharyland territory by December 31, 2018.

N.	A finding that through December 31, 2019, Oncor shall continue to own and maintain those limited distribution lines that are on the customer’s side of an existing meter at existing locations. After December 31, 2019, the customers who are served by those distribution lines will own and be responsible for maintaining those lines.

O.	Any customer in the area currently served by Sharyland who requests new service after the Proposed Transaction closes will be required to have their pole set in accordance with Oncor’s policy and practice regarding poles and associated equipment. Current customers of Sharyland who become customers of Oncor as a result of the Proposed Transaction will not be required to set their own service poles at the time of their transition to Oncor. However, if those customers’ service poles break or are damaged in the future, the customer will be required to have their pole set in accordance with Oncor’s policy and practice.

P.	Approval of or findings regarding the Commission’s dismissal of Docket No. 45414 on terms that are identical in all material respects to the Joint Unopposed Motion to Dismiss and the Stipulation Regarding Dismissal of Docket No. 45414 filed in Docket No. 45414.

Q.	Approval of or findings regarding the Commission’s final order approving the settlement of Oncor’s base rate case in Docket No. 46957 on terms that are identical in all material respects to the terms of the Stipulation filed in Docket No. 46957.

R.	A finding that Oncor will establish a corresponding new electric service identifier (“ESID”) for each existing ESID currently assigned to Sharyland according to the plan established pursuant to the requirements of Subsection T. Each new Oncor ESID will be assigned to the corresponding Oncor rate class under the applicable tariff provision. Oncor shall provide reasonable notice to the customer’s Retail Electric Provider (“REP”) of Record as to the assigned rate class for each ESID.

S.	Findings that the Proposed Transaction and subsequent establishment of new ESIDs for each customer will not, by itself, be deemed as an enrollment in a new retail electric product and will not require authorization disclosures or verification requirements for the REP of Record.

T.	An order that, upon filing of this Stipulation, Applicants shall engage Commission Staff, OPUC, ERCOT, affected customers, and affected REPs serving customers in Sharyland’s service territories to hold a series of workshops and market calls to plan and coordinate the transition of Sharyland’s current retail electric delivery customers to Oncor pursuant to any applicable ERCOT Protocols, Guides, and Other Binding Documents. Applicants shall engage participants in the workshop(s) to develop reasonable timelines for all aspects of the transition. The parties shall endeavor to complete the transition within sixty (60) days of the closing of the Proposed Transaction.

U.	An order that all of Sharyland’s current retail electric delivery ESIDs will be transitioned to Oncor on a scheduled meter read date for each ESID pursuant to the plan developed under Subsection T, and thereafter will be served by Oncor and be charged Oncor’s standard retail electric delivery rates.

V.	An order that Applicants shall provide affected REPs serving customers in Sharyland’s service territories with reasonable advance notice of each of: the anticipated closing date of the Proposed Transaction, any meetings of the workshop participants held pursuant to Subsection T, and the date that ESID transitions will begin.

III. Support for the Stipulation

A.	The Signatories agree that the terms of this Stipulation are in the public interest and that the Commission should enter an order materially consistent with this Stipulation and the Proposed Order attached hereto as Exhibit A and provide for its implementation.

B.	The Signatories agree to support fully this Stipulation in all respects and to use all reasonable efforts to obtain prompt adoption of a final order approving the Joint Application based on this Stipulation. The Signatories further agree to take reasonable steps to support the terms of this Stipulation.

C.	The Signatories hereby stipulate and agree that all of the facts and matters stated in this Stipulation are true, accurate, and correct, and may be relied upon by the Commission in resolving this proceeding.

IV. Reservations

A.

This Stipulation has been drafted by all Signatories and is the result of negotiation, compromise, settlement, and accommodation. The Signatories agree that the terms and conditions herein are interdependent. The various provisions of this Stipulation are not severable. None of the provisions shall become finally operative until and unless the Commission shall have entered a final order approving this Stipulation consistent with the Proposed Order. If the Commission does not accept this Stipulation as presented, or issues an order inconsistent with the terms of this Stipulation or the Proposed Order, the Signatories agree that any Signatory adversely affected by that alteration has the right to withdraw from this Stipulation, thereby becoming released from its obligations arising hereunder, and to proceed as otherwise permitted by law to exercise all rights available under the law. The right to withdraw must be exercised by providing the other Signatories written notice within twenty (20) calendar days of the date the Commission order acting on this Stipulation is filed. Failure to provide such notice within the specified time period shall constitute a waiver of the right to withdraw and acceptance of the changes to this Stipulation made by the Commission.

B.	This Stipulation is binding on each of the Signatories only for the purpose of resolving the issues as set forth herein and for no other purposes. The matters resolved herein are resolved on the basis of a compromise and settlement. Except to the extent that this Stipulation expressly governs a Signatory’s rights and obligations for future periods, this Stipulation shall not be binding or serve as precedent upon a Signatory outside this proceeding except for a proceeding to enforce the terms of this Stipulation. It is acknowledged that a Signatory’s support of the matters contained in this Stipulation may differ from the position taken or testimony presented by it regarding contested issues of law, policy, or fact in other proceedings before the Commission or other forum. To the extent there is a difference, a Signatory does not waive its position in any of those other proceedings or other forum. Because this is a Stipulation, no Signatory is under any obligation to take the same positions as set out in this Stipulation in other proceedings not referenced in this Stipulation, whether those dockets present the same or a different set of circumstances, except as otherwise may be explicitly provided in this Stipulation.

C.	The provisions of this Stipulation are intended only to relate to the specific matters referred to herein. Notwithstanding any other provision herein, a Signatory’s agreement to entry of a final order of the Commission consistent with this Stipulation should not be regarded as an agreement to the appropriateness or correctness of any assumptions, methodology, or legal or regulatory principle that may have been employed in reaching this Stipulation. It is further understood and agreed that this Stipulation represents a negotiated agreement to ultimately resolve this proceeding.

D.	This Stipulation contains the entire understanding and Stipulation of the Signatories, supersedes all other written and oral exchanges, arrangements, or negotiations among them or their representatives with respect to the subjects contained herein. Oral and written statements made during the course of these negotiations shall not be used as an admission or concession of any sort or as evidence in any other proceeding.

V. Miscellaneous

A.	The Signatories further agree that they will continue to support this Stipulation throughout this proceeding and will not oppose it on any appellate review.

B.	The Stipulation constitutes a binding and enforceable contract among the Signatories.

C.	Each person executing this Stipulation represents and warrants that he or she is authorized to sign this Stipulation on behalf of the Signatory represented. Facsimile copies of signatures are valid for purposes of evidencing execution. The Signatories hereby waive the right to an evidentiary hearing in this proceeding and waive cross-examination of all witnesses.

D.	Neither this Stipulation nor its terms may be altered, amended, waived, terminated, discharged or modified, except by a writing properly executed by all the Signatories.

E.	For the convenience of the Signatories, this Stipulation may be executed in multiple counterparts.

IN WITNESS WHEREOF, this Stipulation has been executed, approved and agreed to by the Signatories as of the date first written above.

SHARYLAND UTILITIES, L.P. AND SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Jeffrey B. Stuart
Name: Jeffrey B. Stuart Title: Attorney for Sharyland Utilities, L.P. and Sharyland Distribution & Transmission Services, L.L.C.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Matt Henry
Name: Matthew Henry Title: Partner, Vinson & Elkins LLP Counsel to Oncor

STAFF OF THE PUBLIC UTILITY COMMISSION OF TEXAS

By:	/s/ Stephen Mack
Name: Stephen Mack Title: Managing Attorney, Legal Division

OFFICE OF PUBLIC UTILITY COUNSEL

By:	/s/ Laurie Barker
Name: Laurie Barker Title: Special Counsel

TEXAS INDUSTRIAL ENERGY CONSUMERS (Unopposed)

By:	/s/ Phillip G. Oldham
Name: Phillip G. Oldham Title: Counsel to TIEC

TEXAS COTTON GINNERS’ ASSOCIATION

By:	/s/ Zach Brady
Name: Zach Brady Title: Attorney

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ Mandy Kimbrough
Name: Mandy Kimbrough, State Bar No. 24050613 Title: Outside counsel, ENOCH KEVER PLLC

ST LAWRENCE COTTON GROWERS’ ASSOCIATION

By:	/s/ Eddie M. Pope
Name: Eddie M. Pope Title: Attorney

CITIES OF MIDLAND, COLORADO CITY, MCALLEN, AND FARMERSVILLE

By:	/s/ Geoffrey M. Gay
Name: Geoffrey M. Gay Title: Attorney for Cities

CITY OF MISSION

By:	/s/ Alton J. Hall, Jr.
Name: Alton J. Hall, Jr. Title: Attorney for City of Mission

NRG RETAIL COMPANIES

By:	/s/ Mark A. Walker
Name: Mark A. Walker Title: Vice President, Regulatory Affairs; Counsel for NRG Retail Companies

ALLIANCE FOR RETAIL MARKETS

By:	/s/ Stephen J. Davis
Name: Stephen J. Davis Title: President

TEXAS ENERGY ASSOCIATION FOR MARKETERS

By:	/s/ Catherine J. Webking
Name: Catherine J. Webking Title: Attorney for TEAM

STEERING COMMITTEE OF CITIES SERVED BY ONCOR

By:	/s/ Geoffrey M. Gay
Name: Geoffrey M. Gay Title: General Counsel to Steering Committee of Cities Served by Oncor

ALLIANCE OF ONCOR CITIES

By:	/s/ Alfred R. Herrera
Name: Alfred R. Herrera Title: AOC Attorney